Exhibit 10.3

EXECUTION VERSION

June 28, 2017

Fred’s, Inc.

4300 New Getwell Road

Memphis, Tennessee 38118

Attn:  General Counsel

AFAE, LLC

c/o Fred’s, Inc.

4300 New Getwell Road

Memphis, Tennessee 38118

Attn:  General Counsel

Re:  Asset Purchase Agreement (the “Agreement”), dated as of December 19, 2016, by and among Rite Aid Corporation, a Delaware corporation (“RAD”), Walgreens Boots Alliance, Inc., a Delaware corporation (“Parent”) (solely for the purposes set forth therein), AFAE, LLC, a Delaware limited liability company and Fred’s, Inc., a Tennessee corporation (solely for the purposes set forth therein) (together with its affiliates, “Fred’s”)

Ladies and Gentlemen:

Reference is hereby made to Section 8.01(g) of the Agreement and the fact that as of the date hereof, that certain Agreement and Plan of Merger, dated as of October 27, 2015, among Parent, RAD and the other parties thereto (as amended) was terminated on June 28, 2017 in accordance with its terms.  Pursuant to Section 8.01(g) of the Agreement, Parent hereby terminates the Agreement effective immediately.  For the avoidance of doubt, the letter agreement, dated June 13, 2017, by and among RAD, Parent, AFAE, LLC and Fred’s (the “Expense Reimbursement Letter”) shall remain in full force and effect without any amendment or other modification thereto.  Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

Without prejudice to Parent’s termination of the Agreement pursuant to the foregoing paragraph (which shall be effective regardless of whether this letter agreement is acknowledged or agreed to by any other party), and contingent upon the mutual execution of this letter agreement by Parent, RAD and Fred’s, for good and valuable consideration (the sufficiency of which is hereby acknowledged), it is acknowledged and agreed by the parties that (a) from June 13, 2017 until the date of this letter agreement, each of Parent, RAD and Fred’s has performed each of the obligations, and complied with each of the agreements and covenants, required to be performed by it, or complied with by it, under Section 5.05 of the Agreement, (b) each of Parent and RAD, together with their respective successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them, hereby forever fully and irrevocably releases and discharges Fred’s (including its successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them), to the fullest extent permitted by law from any and all Actions, Liabilities and Losses, howsoever arising, of every kind and nature, whether based on any law or right of action (including any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Parent or RAD), known or unknown, asserted or that could have been asserted, matured or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, apparent or not apparent, which Parent, RAD or any of their respective affiliates or equityholders has or may hereafter have against Fred’s in connection with the Agreement and any ancillary agreements thereto (except, for the avoidance of doubt, the Expense Reimbursement Agreement) or the transactions contemplated therein and thereby, including any breach, non-performance, action or failure to act under the Agreement, the events leading to the termination of the Agreement and any ancillary agreements thereto (except, for the avoidance of doubt, the Expense Reimbursement Agreement), any deliberations or negotiations in connection with the proposed transaction or this letter agreement, (c) Fred’s, together with its successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them, hereby forever fully and irrevocably releases and discharges each of Parent and RAD (including their respective successors and past and present subsidiaries, affiliates, assignees, officers, directors, employees, controlling persons, representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them), to the fullest extent permitted by law from any and all Actions, Liabilities and Losses, howsoever arising, of every kind and nature, whether based on any law or right of action (including any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of Fred’s), known or unknown, asserted or that could have been asserted, matured or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, apparent or not apparent, which Fred’s or its affiliates or its equityholders has or may hereafter have against Parent, RAD or any of their respective affiliates in connection with the Agreement and any ancillary agreements thereto (except, for the avoidance of doubt, the Expense Reimbursement Agreement) or the transactions contemplated therein and thereby, including any breach, non-performance, action or failure to act under the Agreement, the events leading to the termination of the Agreement and any ancillary agreements thereto (except, for the avoidance of doubt, the Expense Reimbursement Agreement), any deliberations or negotiations in connection with the proposed transaction or this letter agreement, and (d) each of Parent and RAD, on the one hand, and Fred’s, on the other hand, hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any Action in connection with such Liabilities and Losses.  Each of Parent and RAD, on the one hand, and Fred’s, on the other hand, agrees that, from and after the date hereof, it shall not (and shall cause its affiliates and representatives (to the extent acting on its behalf) not to), directly or indirectly, libel, slander, disparage or otherwise make (or cause to be made) to any person any disparaging, derogatory or other negative or false statement regarding, Fred’s, on the one hand, or Parent, RAD or their respective affiliates, on the other hand, respectively, in any manner that could reasonably be expected to be harmful to such person, its affiliates or to the business or business reputation of such person.

Without the prior written consent of the other parties, none of the parties hereto will disclose to any person (other than to its affiliates and to its or its affiliates’ directors, officers, employees, advisors or attorneys) this letter agreement or the contents hereof except as otherwise required by law or applicable legal process (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) or the rules of any applicable securities exchange.  Each of the parties hereto acknowledges and agrees that nothing herein shall be deemed to require such party to file this letter agreement with the United States Securities and Exchange Commission or any other governmental authority.  This letter agreement and any controversies arising with respect hereto shall be governed by and construed under the laws of the State of Delaware without giving effect to any principle or law that would require application of the law of another jurisdiction.  Each party hereby consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue, in connection with any such suit, action or other proceeding.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.  No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon any party hereto unless approved in writing by each such party. This letter agreement may be executed in counterparts (including by facsimile or .pdf), each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

Very truly yours,

Walgreens Boots Alliance, Inc.

		By:	/s/ Mark E. Vainisi
		Name:	Mark E. Vainisi
		Title:	SVP, M&A - WBA

ACCEPTED AND AGREED TO AS OF JUNE 28, 2017:
(for purposes of the last two paragraphs of this letter agreement)

Rite Aid Corporation

By:	/s/ James J. Comitale
Name: James J. Comitale
Title: Senior Vice President, General Counsel

Fred’s, Inc.

By:	/s/ Michael K. Bloom
Name: Michael K. Bloom
Title: President & CEO

AFAE, LLC

By:	/s/ Michael K. Bloom
Name: Michael K. Bloom
Title: CEO

cc:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Attn: James J. Comitale

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attn: Chris Abbinante; Scott R. Williams

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Attention: Paul T. Schnell; Marie L. Gibson

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
First Tennessee Building
165 Madison Ave.
Suite 2000
Memphis, TN 38103
Attn: Sam Chafetz; Drew Yonchak